                                                                    Exhibit 99.1

                              Joint Filer Statement

Name of Joint Filers:

R. Scott Murray
Trillium Capital LLC

Address of Joint Filers:

c/o Stream Global Services, Inc.
20 William Street, Suite 310
Wellesley, MA 02481

Designated Filer:

R. Scott Murray

Issuer and Ticker Symbol:

Stream Global Services, Inc. (OOO)

Date of Event Requiring Statement:

September 8, 2008

                                SIGNATURES OF JOINT FILERS

By: /s/Kathryn L. Leach                 TRILLIUM CAPITAL LLC
Kathryn L. Leach,
Attorney-in-fact for R.Scott
Murray
                                        By: /s/R. Scott Murray
                                        Name: R. Scott Murray
                                        Title: President